ESTIMATED RESERVES

AND

FUTURE NET REVENUES

AS OF

JANUARY 1, 2010

ATTRIBUTABLE TO INTERESTS OWNED

BY

REEF OIL & GAS INCOME AND

DEVELOPMENT FUND III, L.P.

WILLIAM M. COBB & ASSOCIATES, INC.
Worldwide Petroleum Consultants

WILLIAM M. COBB & ASSOCIATES, INC.
Worldwide Petroleum Consultants

12770 Coit Road, Suite 907	(972) 385-0354
Dallas, Texas 75251	Fax: (972) 788-5165

February 22, 2010

Via email:  howard@reefogc.com

Mr. Byron H. Dean
Reef Oil & Gas Income and Development Fund III, L.P.
1901 N. Central Expressway, Suite 300
Richardson, Texas 75080

Dear Mr. Dean:

As requested, William M. Cobb & Associates, Inc. (Cobb & Associates) has estimated the oil and gas reserves and future income as of January 1, 2010, attributable to the interest of Reef Oil & Gas Income and Development Fund III, L. P. (Reef) in certain properties located in Cochran County, Texas.  The properties are located in the Dean, Dean B, and Dean K Units in the Slaughter San Andres Field.  One hundred percent of the properties identified by Reef were evaluated.  This reserves evaluation was carried out in compliance with the current SEC reserves reporting rules and guidelines, which were effective January 1, 2010.

Tables 1 summarizes our estimates of the net proved oil and gas reserves and the pre-federal income tax value undiscounted and discounted at 10 percent.  The cash flows have been prepared using un-escalated wellhead oil and gas prices of $58.19/BO and $1.57/MCF, based on posted WTI and Henry Hub prices, Reef-supplied price differentials, and the Security and Exchange Commission’s new procedure for 12-month averaging of first-of-month 2009 prices.  The discounted present worth of future income values shown in Table 1, and in other portions of this report, are not intended to necessarily represent an estimate of fair market value.  Details may not add to totals due to rounding.  Gas volumes are expressed in millions of standard cubic feet (MMCF) as determined at 60o Fahrenheit and the legal pressure base for Texas.

TABLE 1

REEF OIL & GAS INCOME AND DEVELOPMENT FUND III, L.P.
RESERVE AND CASH FLOW SUMMARY
AS OF JANUARY 1, 2010

	Net Reserves		Future Net Cash Flow
Reserve	Oil	Gas	Undiscounted	Discounted at 10%
Category	(MBBL)	(MMCF)	(M$)	(M$)
PDP	111.3	63.6	3,197.3	2,313.3
PNP	3.1	2.5	81.8	59.5
Total Proved	114.4	66.1	3,279.1	2,372.8

Mr. Byron H. Dean
February 22, 2010

The various categories of reserves have been combined in certain tables of this report for convenience and/or illustrative purposes.  It should be recognized that different levels of risk and uncertainty are associated with these reserve categories; however, the reserves and revenues presented in this report have not been adjusted for risk.

DISCUSSION

Reef operates the Dean, Dean B, and Dean K Units (the Units) in the Slaughter San Andres Field, with the Dean B Unit containing the great majority of the Units’ reserves and value.  For that reason this evaluation was done on a by-well basis for the Dean B Unit and on a by-unit basis for the Dean and Dean K Units.  The economics were run with a per-well LOE of $859/month and water handling cost of $0.34/BW, as supplied by Reef.  These costs were not escalated.  The lease operating expense (LOE) for the Dean and Dean K Units is adjusted for the number of wells on production on the as-of date.  Attachment 1 summarizes the results for each reserves category by well or Unit, and Attachment 2 provides the yearly production volumes and cash flows for each reserves category.

The Dean B Unit is currently undergoing extensive redevelopment and pattern re-alignment, with the addition of approximately 30 infill wells accompanied by the conversion of some of the existing producers to injection.  This redevelopment is in progress, and there is not yet sufficient reservoir response to permit performance-based estimates of the amount and timing of additional reserves.  Therefore, this report includes only decline curve-based reserves estimates for those wells either on production on the as-of date (the proved developed producing (PDP) reserves), or those existing shut-in wells that are expected to be returned to production in 2010 (the proved non-producing (PNP) reserves).  The performance of the wells over the next one to two years will provide the information needed to quantify the reserve impact of the redevelopment project.

We have not made any field examination of the Reef properties; therefore, operating ability and condition of the production equipment have not been considered.  No consideration was given in this report to potential environmental liabilities which may exist, nor were any costs included for potential liability to restore and clean up damages, if any, caused by past operating practices.  In evaluating the information at our disposal concerning this appraisal, we have excluded from our consideration all matters as to which legal or accounting interpretation, rather than engineering, may be controlling.

As in all aspects of oil and gas evaluation, there are uncertainties inherent in the interpretation of engineering data and such conclusions necessarily represent only informed professional judgments.  The reserves included in this report are estimates only and should not be construed as being exact quantities.  The revenues from such reserves and the actual costs related thereto could be more or less than the estimated amounts.  Because of governmental policies, uncertainties of supply and demand, and operational uncertainties, the prices actually received for the reserves evaluated in this report, and the costs incurred in recovering such reserves, may vary from the price and cost assumptions used in this report.  In any case, estimates of reserves may increase or decrease as a result of future operations.

Mr. Byron H. Dean
February 22, 2010

Titles to the appraised properties have not been examined by William M. Cobb & Associates, Inc., nor has the actual degree of interest owned been independently confirmed.  The data used in our evaluation were obtained from Reef and the non-confidential files of Cobb & Associates, and were considered accurate.  Basic field performance data, together with our engineering work sheets, are maintained on file in our office.

William M. Cobb & Associates, Inc. is an independent consulting firm.  Our compensation is not contingent on the results obtained or reported.  This report was prepared by an officer of the firm who is a licensed professional engineer with more than 30 years of experience in the estimation, assessment, and evaluation of reserves.

Sincerely,

WILLIAM M. COBB & ASSOCIATES, INC.
Texas Registered Engineering Firm F-84

Randal M. Brush, P.E. Senior Vice President

Attachment 1
Economic One-Liners
Project Name : Slaughter Dean Unit Prod Update	As of Date: 1/1/2010
Ownership Group : All Cases	SEC FLAT PRICE

	Gross Reserves		Net Reserves		Net Revenue			Expense		Cash Flow
Lease Name	Oil	Gas	Oil	Gas	Oil	Gas	Other	& Tax	Invest.	Non-Disc.	Disc. 10%
Risked / UnRisked	(Mbbl)	(MMcf)	(Mbbl)	(MMcf)	(M$)	(M$)	(M$)	(M$)	(M$)	(M$)	(M$)
Grand Total	193.28	110.98	114.40	66.06	6,657.59	103.83	0.00	3,482.30	0.00	3,279.13	2,372.80

Producing Rsv Category	188.07	106.81	111.30	63.58	6,477.09	99.93	0.00	3,379.73	0.00	3,197.29	2,313.26
Dean B 162 - 162	17.96	10.78	10.69	6.41	622.07	10.08	0.00	272.82	0.00	359.34	240.77
Dean B 182 - 182	13.99	8.40	8.33	5.00	484.75	7.86	0.00	233.98	0.00	258.63	181.08
Dean B 158 - 158	13.52	8.11	8.05	4.83	468.40	7.59	0.00	191.69	0.00	284.30	185.10
Dean B 165 - 165	13.06	7.84	7.77	4.66	452.45	7.33	0.00	193.96	0.00	265.82	176.38
Dean B 186 - 186	9.58	5.75	5.70	3.42	331.78	5.38	0.00	145.53	0.00	191.63	131.49
DEAN, C. S. 'K'	10.05	0.00	5.34	0.00	310.85	0.00	0.00	147.06	0.00	163.80	113.16
Dean B 157 - 157	7.47	4.48	4.44	2.67	258.63	4.19	0.00	144.70	0.00	118.12	89.53
Dean B 16 - 16	7.24	4.34	4.31	2.59	250.80	4.06	0.00	140.24	0.00	114.62	86.85
Dean B 170 - 170	7.01	4.21	4.17	2.50	242.81	3.94	0.00	116.92	0.00	129.83	90.79
Dean B 176 - 176	6.61	3.97	3.93	2.36	228.93	3.71	0.00	115.63	0.00	117.00	83.80
Dean B 188 - 188	6.55	3.93	3.90	2.34	226.84	3.68	0.00	115.38	0.00	115.14	82.76
Dean B 185 - 185	6.39	3.84	3.81	2.28	221.47	3.59	0.00	114.60	0.00	110.45	80.12
Dean B 184 - 184	6.30	3.78	3.75	2.25	218.21	3.54	0.00	131.34	0.00	90.41	71.74
Dean B 187 - 187	5.56	3.34	3.31	1.99	192.74	3.12	0.00	108.19	0.00	87.67	66.57
Dean B 175 - 175	5.53	3.32	3.29	1.98	191.67	3.11	0.00	107.89	0.00	86.89	66.09
Dean B 61 - 61	5.38	3.23	3.20	1.92	186.35	3.02	0.00	106.26	0.00	83.11	63.72
Dean B 160 - 160	5.26	3.15	3.13	1.88	182.09	2.95	0.00	104.97	0.00	80.08	61.81
Dean B 76 - 76	5.10	3.06	3.04	1.82	176.79	2.87	0.00	103.25	0.00	76.40	59.45
Dean B 3R - 3R	5.23	3.14	3.11	1.87	181.15	2.94	0.00	97.54	0.00	86.55	64.16
Dean B 180 - 180	4.06	2.43	2.42	1.45	140.58	2.28	0.00	88.83	0.00	54.03	44.34
Dean B 159 - 159	3.41	2.05	2.03	1.22	118.15	1.91	0.00	77.88	0.00	42.19	35.74
Dean B 168 - 168	3.32	1.99	1.98	1.19	114.97	1.86	0.00	76.23	0.00	40.61	34.56
Dean B 166 - 166	3.05	1.83	1.81	1.09	105.52	1.71	0.00	64.26	0.00	42.96	34.36
Dean B 181 - 181	2.98	1.79	1.78	1.07	103.37	1.68	0.00	63.40	0.00	41.64	33.47
Dean B 72 - 72	2.77	1.66	1.65	0.99	95.93	1.55	0.00	60.19	0.00	37.29	30.45
Dean B 135 - 135	2.34	1.40	1.39	0.84	81.02	1.31	0.00	53.07	0.00	29.27	24.67
Dean B 149 - 149	2.03	1.22	1.21	0.73	70.36	1.14	0.00	47.37	0.00	24.13	20.80
Dean B 161 - 161	1.90	1.14	1.13	0.68	65.97	1.07	0.00	47.35	0.00	19.69	17.93
Dean B 164 - 164	1.72	1.03	1.03	0.62	59.73	0.97	0.00	41.34	0.00	19.36	17.07
Dean B 171 - 171	1.20	0.72	0.71	0.43	41.59	0.67	0.00	30.02	0.00	12.25	11.21
Dean B 57 - 57	0.95	0.57	0.57	0.34	33.02	0.54	0.00	24.22	0.00	9.33	8.69
Dean B 53 - 53	0.52	0.31	0.31	0.19	18.12	0.29	0.00	13.65	0.00	4.76	4.58
Dean B 110 - 110	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Dean B 119 - 119	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

1

Attachment 1
Economic One-Liners
Project Name : Slaughter Dean Unit Prod Update	As of Date: 1/1/2010
Ownership Group : All Cases	SEC FLAT PRICE

	Gross Reserves		Net Reserves		Net Revenue			Expense		Cash Flow
Lease Name	Oil	Gas	Oil	Gas	Oil	Gas	Other	& Tax	Invest.	Non-Disc.	Disc. 10%
Risked / UnRisked	(Mbbl)	(MMcf)	(Mbbl)	(MMcf)	(M$)	(M$)	(M$)	(M$)	(M$)	(M$)	(M$)
Dean B 129 - 129	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Dean B 154 - 154	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Dean B 163 - 163	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Dean B 167 - 167	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Dean B 172 - 172	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Dean B 173 - 173	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Dean B 174 - 174	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Dean B 177 - 177	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Dean B 178 - 178	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Dean B 179 - 179	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Dean B 183 - 183	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Dean B 189 - 189	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Dean B 192 - 192	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Dean B 59 - 59	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Dean B 70 - 70	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Dean B 74 - 74	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Dean B 78 - 78	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Dean B 92 - 92	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Dean B 99 - 99	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
DEAN UNIT	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Non-Producing Rsv Category	5.21	4.17	3.10	2.48	180.50	3.90	0.00	102.56	0.00	81.83	59.54
Dean B 63 - 63	5.21	4.17	3.10	2.48	180.50	3.90	0.00	102.56	0.00	81.83	59.54
Dean B 55 - 55	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

2

Attachment 2

ECONOMIC SUMMARY PROJECTION	Grand Total
Project Name : Slaughter Dean Unit Prod Update Partner : All Cases Case Type : GRAND TOTAL CASE	As Of Date : 1/1/2010 Discount Rate (%) : 10.00 All Cases
     SEC FLAT PRICE
Cum Oil (Mbbl) :         4,024.76
Cum Gas (MMcf) :      2,082.98

	Gross	Gross	Net	Net	Oil	Gas	Oil	Gas	Misc.
Year	Oil	Gas	Oil	Gas	Price	Price	Revenue	Revenue	Revenue
	(Mbbl)	(MMcf)	(Mbbl)	(MMcf)	($/bbl)	($/Mcf)	(M$)	(M$)	(M$)

2010	31.37	18.16	18.60	10.81	58.19	1.57	1,082.16	16.99	0.00
2011	28.51	16.59	16.90	9.87	58.19	1.57	983.47	15.52	0.00
2012	24.84	14.42	14.72	8.58	58.19	1.57	856.50	13.49	0.00
2013	22.02	12.77	13.04	7.60	58.19	1.57	759.05	11.95	0.00
2014	18.63	10.77	11.03	6.41	58.19	1.57	642.05	10.08	0.00

2015	16.04	9.26	9.50	5.51	58.19	1.57	552.75	8.66	0.00
2016	13.43	7.72	7.95	4.60	58.19	1.57	462.58	7.22	0.00
2017	11.15	6.38	6.60	3.80	58.19	1.57	383.84	5.97	0.00
2018	7.68	4.28	4.53	2.55	58.19	1.57	263.59	4.00	0.00
2019	6.07	3.29	3.57	1.96	58.19	1.57	208.01	3.08	0.00

2020	4.89	2.62	2.88	1.56	58.19	1.57	167.47	2.45	0.00
2021	3.76	1.97	2.21	1.17	58.19	1.57	128.47	1.84	0.00
2022	2.26	1.18	1.32	0.70	58.19	1.57	77.06	1.10	0.00
2023	1.67	1.00	1.00	0.60	58.19	1.57	57.95	0.94	0.00
2024	0.69	0.42	0.41	0.25	58.19	1.57	24.02	0.39	0.00

Rem	0.25	0.15	0.15	0.09	58.19	1.57	8.63	0.14	0.00
Total	193.28	110.98	114.40	66.06	58.19	1.57	6,657.59	103.83	0.00
Ult	4,218.04	2,193.95

	Well	Net Tax	Net Tax	Net	Net	Net	Other	Net	Annual	Cum Disc.
Year	Count	Production	AdValorem	Investment	Lease Costs	Well Costs	Costs	Profits	Cash Flow	Cash Flow
		(M$)	(M$)	(M$)	(M$)	(M$)	(M$)	(M$)	(M$)	(M$)

2010	34.00	51.05	27.48	0.00	0.00	251.45	148.08	0.00	621.09	592.81
2011	32.00	46.40	24.97	0.00	0.00	245.71	141.83	0.00	540.06	1,061.66
2012	31.00	40.41	21.75	0.00	0.00	227.66	124.72	0.00	455.45	1,421.13
2013	29.00	35.81	19.27	0.00	0.00	216.70	117.11	0.00	382.09	1,695.26
2014	27.00	30.29	16.30	0.00	0.00	193.97	99.79	0.00	311.78	1,898.70

2015	24.00	26.08	14.04	0.00	0.00	177.77	88.98	0.00	254.55	2,049.70
2016	22.00	21.82	11.75	0.00	0.00	154.33	78.76	0.00	203.15	2,159.29
2017	19.00	18.10	9.75	0.00	0.00	136.97	66.66	0.00	158.33	2,236.94
2018	16.00	12.43	6.69	0.00	0.00	96.62	41.48	0.00	110.37	2,286.20
2019	11.00	9.80	5.28	0.00	0.00	79.40	33.24	0.00	83.38	2,319.98

2020	10.00	7.89	4.25	0.00	0.00	65.05	30.11	0.00	62.62	2,343.08
2021	7.00	6.05	3.26	0.00	0.00	51.12	25.52	0.00	44.37	2,357.96
2022	4.00	3.63	1.95	0.00	0.00	30.89	16.01	0.00	25.68	2,365.80
2023	3.00	2.74	1.47	0.00	0.00	23.29	14.18	0.00	17.22	2,370.56
2024	2.00	1.13	0.61	0.00	0.00	11.78	4.10	0.00	6.78	2,372.28
Rem.		0.41	0.22	0.00	0.00	4.54	1.39	0.00	2.21	0.52
Total		314.04	169.04	0.00	0.00	1,967.26	1,031.97	0.00	3,279.13	2,372.80

		Present Worth Profile (M$)
		PW 5.00% :	2,753.65
		PW 8.00% :	2,511.53
Disc. Initial Invest. (M$) :	0.000	PW 9.00% :	2,440.14
ROInvestment (disc/undisc) :	0.00 / 0.00	PW 12.00% :	2,249.05
Years to Payout :	0.00	PW 15.00% :	2,086.89
Internal ROR (%) :	0.00	PW 20.00% :	1,865.82

Attachment 2
ECONOMIC SUMMARY PROJECTION	Producing Rsv Category
Project Name : Slaughter Dean Unit Prod Update	As Of Date : 1/1/2010
Partner : All Cases	Discount Rate (%) : 10.00
Case Type : REPORT BREAK TOTAL CASE	All Cases

SEC FLAT PRICE
Cum Oil (Mbbl) :         3,893.86
Cum Gas (MMcf) :      1,981.97

	Gross	Gross	Net	Net	Oil	Gas	Oil	Gas	Misc.
Year	Oil	Gas	Oil	Gas	Price	Price	Revenue	Revenue	Revenue
	(Mbbl)	(MMcf)	(Mbbl)	(MMcf)	($/bbl)	($/Mcf)	(M$)	(M$)	(M$)

2010	30.93	17.81	18.33	10.60	58.19	1.57	1,066.79	16.66	0.00
2011	27.69	15.93	16.41	9.48	58.19	1.57	954.89	14.90	0.00
2012	24.08	13.82	14.27	8.22	58.19	1.57	830.22	12.93	0.00
2013	21.32	12.21	12.63	7.27	58.19	1.57	735.00	11.43	0.00
2014	17.99	10.26	10.65	6.11	58.19	1.57	619.99	9.60	0.00

2015	15.46	8.79	9.15	5.23	58.19	1.57	532.52	8.22	0.00
2016	12.90	7.29	7.63	4.34	58.19	1.57	443.97	6.82	0.00
2017	10.66	5.99	6.30	3.56	58.19	1.57	366.81	5.60	0.00
2018	7.44	4.09	4.39	2.43	58.19	1.57	255.30	3.82	0.00
2019	6.07	3.29	3.57	1.96	58.19	1.57	208.01	3.08	0.00

2020	4.89	2.62	2.88	1.56	58.19	1.57	167.47	2.45	0.00
2021	3.76	1.97	2.21	1.17	58.19	1.57	128.47	1.84	0.00
2022	2.26	1.18	1.32	0.70	58.19	1.57	77.06	1.10	0.00
2023	1.67	1.00	1.00	0.60	58.19	1.57	57.95	0.94	0.00
2024	0.69	0.42	0.41	0.25	58.19	1.57	24.02	0.39	0.00

Rem	0.25	0.15	0.15	0.09	58.19	1.57	8.63	0.14	0.00
Total	188.07	106.81	111.30	63.58	58.19	1.57	6,477.09	99.93	0.00
Ult	4,081.92	2,088.78

	Well	Net Tax	Net Tax	Net	Net	Net	Other	Net	Annual	Cum Disc.
Year	Count	Production	AdValorem	Investment	Lease Costs	Well Costs	Costs	Profits	Cash Flow	Cash Flow
		(M$)	(M$)	(M$)	(M$)	(M$)	(M$)	(M$)	(M$)	(M$)

2010	32.00	50.32	27.09	0.00	0.00	247.57	146.38	0.00	612.10	584.44
2011	31.00	45.04	24.24	0.00	0.00	237.95	138.45	0.00	524.09	1,039.43
2012	30.00	39.16	21.08	0.00	0.00	219.90	121.34	0.00	441.67	1,388.02
2013	28.00	34.67	18.66	0.00	0.00	208.94	113.73	0.00	370.43	1,653.79
2014	26.00	29.24	15.74	0.00	0.00	186.21	96.41	0.00	302.00	1,850.85

2015	23.00	25.11	13.52	0.00	0.00	170.01	85.60	0.00	246.50	1,997.08
2016	21.00	20.93	11.27	0.00	0.00	146.56	75.37	0.00	196.65	2,103.16
2017	18.00	17.29	9.31	0.00	0.00	129.21	63.28	0.00	153.33	2,178.36
2018	15.00	12.03	6.48	0.00	0.00	92.63	39.73	0.00	108.26	2,226.66
2019	11.00	9.80	5.28	0.00	0.00	79.40	33.24	0.00	83.38	2,260.44

2020	10.00	7.89	4.25	0.00	0.00	65.05	30.11	0.00	62.62	2,283.54
2021	7.00	6.05	3.26	0.00	0.00	51.12	25.52	0.00	44.37	2,298.42
2022	4.00	3.63	1.95	0.00	0.00	30.89	16.01	0.00	25.68	2,306.26
2023	3.00	2.74	1.47	0.00	0.00	23.29	14.18	0.00	17.22	2,311.02
2024	2.00	1.13	0.61	0.00	0.00	11.78	4.10	0.00	6.78	2,312.74
Rem.		0.41	0.22	0.00	0.00	4.54	1.39	0.00	2.21	0.52
Total		305.44	164.43	0.00	0.00	1,905.04	1,004.83	0.00	3,197.29	2,313.26

		Present Worth Profile (M$)
		PW 5.00% :	2,684.46
		PW 8.00% :	2,448.42
Disc. Initial Invest. (M$) :	0.000	PW 9.00% :	2,378.86
ROInvestment (disc/undisc) :	0.00 / 0.00	PW 12.00% :	2,192.74
Years to Payout :	0.00	PW 15.00% :	2,034.89
Internal ROR (%) :	0.00	PW 20.00% :	1,819.81

Attachment 2
ECONOMIC SUMMARY PROJECTION	Non-Producing Rsv Category
Project Name : Slaughter Dean Unit Prod Update Partner : All Cases Case Type : REPORT BREAK TOTAL CASE	As Of Date : 1/1/2010 Discount Rate (%) : 10.00 All Cases

SEC FLAT PRICE
Cum Oil (Mbbl) :          130.91
Cum Gas (MMcf) :       101.01

	Gross	Gross	Net	Net	Oil	Gas	Oil	Gas	Misc.
Year	Oil	Gas	Oil	Gas	Price	Price	Revenue	Revenue	Revenue
	(Mbbl)	(MMcf)	(Mbbl)	(MMcf)	($/bbl)	($/Mcf)	(M$)	(M$)	(M$)

2010	0.44	0.35	0.26	0.21	58.19	1.57	15.37	0.33	0.00
2011	0.83	0.66	0.49	0.39	58.19	1.57	28.58	0.62	0.00
2012	0.76	0.61	0.45	0.36	58.19	1.57	26.29	0.57	0.00
2013	0.69	0.56	0.41	0.33	58.19	1.57	24.04	0.52	0.00
2014	0.64	0.51	0.38	0.30	58.19	1.57	22.06	0.48	0.00

2015	0.58	0.47	0.35	0.28	58.19	1.57	20.23	0.44	0.00
2016	0.54	0.43	0.32	0.26	58.19	1.57	18.61	0.40	0.00
2017	0.49	0.39	0.29	0.23	58.19	1.57	17.02	0.37	0.00
2018	0.24	0.19	0.14	0.11	58.19	1.57	8.30	0.18	0.00

Rem	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total	5.21	4.17	3.10	2.48	58.19	1.57	180.50	3.90	0.00
Ult	136.12	105.18

	Well	Net Tax	Net Tax	Net	Net	Net	Other	Net	Annual	Cum Disc.
Year	Count	Production	AdValorem	Investment	Lease Costs	Well Costs	Costs	Profits	Cash Flow	Cash Flow
		as(M$)	as(M$)	as(M$)	as(M$)	as(M$)	as(M$)	as(M$)	as(M$)	as(M$)

2010	2.00	0.73	0.39	0.00	0.00	3.88	1.70	0.00	8.99	8.38
2011	1.00	1.36	0.73	0.00	0.00	7.76	3.38	0.00	15.96	22.23
2012	1.00	1.25	0.67	0.00	0.00	7.76	3.39	0.00	13.78	33.10
2013	1.00	1.14	0.61	0.00	0.00	7.76	3.38	0.00	11.66	41.47
2014	1.00	1.05	0.56	0.00	0.00	7.76	3.38	0.00	9.78	47.85

2015	1.00	0.96	0.52	0.00	0.00	7.76	3.38	0.00	8.05	52.62
2016	1.00	0.89	0.48	0.00	0.00	7.76	3.39	0.00	6.50	56.13
2017	1.00	0.81	0.43	0.00	0.00	7.76	3.38	0.00	5.00	58.58
2018	1.00	0.40	0.21	0.00	0.00	4.00	1.76	0.00	2.11	59.54

Rem.		0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total		8.60	4.61	0.00	0.00	62.22	27.14	0.00	81.83	59.54

		Present Worth Profile (M$)
		PW 5.00% :	69.20
		PW 8.00% :	63.11
Disc. Initial Invest. (M$) :	0.000	PW 9.00% :	61.28
ROInvestment (disc/undisc) :	0.00 / 0.00	PW 12.00% :	56.31
Years to Payout :	0.00	PW 15.00% :	52.01
Internal ROR (%) :	0.00	PW 20.00% :	46.01